UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 8, 2007, Celebrity Cruises Inc., a wholly-owned subsidiary of Royal Caribbean Cruises Ltd., issued a press release entitled “Celebrity Cruises Cancels Sailings due to Propeller Damage.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Celebrity Cruises Cancels Sailings due to Propeller Damage” dated July 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 9, 2007	By:	/s/ Brian J. Rice

			Name:	Brian J. Rice
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

Contact: Michael Sheehan (305) 539-6572

For Immediate Release

CELEBRITY CRUISES CANCELS SAILINGS DUE TO PROPELLER DAMAGE

MIAMI – July 8, 2007 – Celebrity Cruises has cancelled two 12-night Mediterranean sailings onboard Celebrity Millennium due to damage to the ship’s propellers.

The ship will reenter service for its July 24 sailing.

On July 2, while anchored off Villefranche, France, the ship’s propellers struck a submerged rock, following an electrical malfunction. Three of the four blades on the starboard propeller and one on the port propeller were damaged and needed to be replaced.

The company originally thought divers could accomplish the repairs while the ship was docked. The company has now concluded that a drydock is necessary. As a result, the remaining portion of the current cruise, which began June 30, has been cancelled. The next cruise, scheduled to depart July 12, has also been cancelled.

“We deeply regret having to cancel these sailings and apologize to our guests for the disruption this will cause them,” said Dan Hanrahan, president of Celebrity Cruises. “We will continue to aggressively address the repairs and return the ship to service July 24.”

The cancelled cruises are expected to have an all in, negative impact on the earnings of Royal Caribbean Cruises Ltd. of approximately $0.14 per share.

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Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

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